Exhibit 4.2

Execution Version

KALA PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

April 6, 2016

TABLE OF CONTENTS

1.	Certain Definitions	1

2.	Demand Registration	3

3.	Form S-3	4

4.	Piggyback Registration	4

5.	Registration Procedures	5

6.	Expenses	7

7.	Indemnification	8

8.	Compliance with Rule 144	11

9.	Rule 144A Information	11

10.	Amendments and Waivers	11

11.	Postponement	12

12.	Market Stand-Off	12

13.	Transferability of Registration Rights	12

14.	Rights Which May Be Granted to Subsequent Stockholders	13

15.	Termination of Registration Rights	13

16.	Damages	13

17.	Miscellaneous	13

THIRD AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Third Amended and Restated Registration Rights Agreement, dated as of April 6, 2016 (this “Agreement”), is entered into by and among Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Schedule A attached hereto (collectively, the “Investors” and each individually, an “Investor”) and the individual listed on Schedule B attached hereto (the “Key Holder,” and together with the Investors, the “Stockholders”).

RECITALS:

WHEREAS, the Company and certain of the Stockholders are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of April 16, 2014, as amended by Amendment No. 1 and Amendment No. 2 thereto (the “Existing Registration Rights Agreement”);

WHEREAS, the Company and certain of the Investors (the “Series C Purchasers”) have entered into a Series C Preferred Stock Purchase Agreement on or prior to the date hereof (as amended and/or restated from time to time, the “Series C Purchase Agreement”) in connection with the issuance and sale by the Company to such Series C Purchasers of shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”);

WHEREAS, as a condition precedent to the sale and purchase of the Series C Preferred Stock pursuant to the Series C Purchase Agreement, the Series C Purchasers have required that the Existing Registration Rights Agreement be amended and restated to, among other things, make the Series C Purchasers parties thereto;

WHEREAS, pursuant to Section 10 of the Existing Registration Rights Agreement, the amendment and restatement of the Existing Registration Rights Agreements requires the written consent of the holders of at least fifty percent (50%) of the Registrable Securities (as defined in the Existing Registration Rights Agreement);

WHEREAS, pursuant to Section 14 of the Existing Registration Rights Agreement, the Company shall not, without the written consent of the holders of at least fifty percent (50%) of the Registrable Securities, allow purchasers of the Company’s securities to become a party to the Existing Registration Rights Agreement; and

WHEREAS, the signatories to this Agreement hold the requisite number of Registrable Securities to effect the amendment and restatement of the Existing Registration Rights Agreement and desire to amend and restate the Existing Registration Rights Agreement in its entirety in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

“Damages” shall mean any loss, claim, damage, expense or liability, joint or several, to which a party hereto may become subject under the Securities Act, the Exchange Act or any other statute or at common law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Indemnified Person” shall mean a Company Indemnified Person and/or a Stockholder Indemnified Person, as applicable.

“Joinder Agreement” shall mean a joinder agreement in substantially the form attached hereto as Exhibit I.

“Key Holder Registrable Securities” shall mean the shares of Common Stock held, or hereafter acquired, by the Key Holder from the Company, including without limitation any shares of Common Stock issued to the Key Holder upon the exercise of stock options.”

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Preferred Stock” shall mean, collectively, the Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock.

“Registrable Securities” shall mean (i) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock held, or hereafter acquired, by the Investors (the “Investor Registrable Securities”), (ii) Key Holder Registrable Securities and (iii) any other shares of Common Stock issued or issuable in respect of such Investor Registrable Securities or Key Holder Registrable Securities (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Seed Preferred Stock” shall mean the Company’s Seed Preferred Stock, par value $0.001 per share.

“Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series B-1 Preferred Stock” shall mean the Company’s Series B-1 Preferred Stock, par value $0.001 per share.”

2.Demand Registration

(a)At any time after the earlier of (i) five (5) years from the date of this Agreement and (ii) one hundred eighty (180) days after the initial public offering of the Company’s Common Stock pursuant to an effective registration under the Securities Act, the holders (excluding the Key Holder) of at least fifty percent (50%) of the Registrable Securities then outstanding (excluding Key Holder Registrable Securities) may notify the Company that they intend to offer or cause to be offered for public sale at least fifty percent (50%) of the Registrable Securities then outstanding (excluding Key Holder Registrable Securities) or any lesser number of Registrable Securities (excluding Key Holder Registrable Securities) if the anticipated aggregate sale price, net of underwriting discounts and commissions, if any, would exceed $10,000,000.  Upon receipt of such request, the Company shall promptly deliver notice of such request to all Stockholders holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration.  If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein.  The Company will use its reasonable best efforts to expeditiously effect (but in any event no later than thirty (30) days after such request) the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in this Agreement; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2(a) more than two (2) times for the holders of the Registrable Securities as a group.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2(a) within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested.  A registration will not count as a requested registration under this Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission; provided, however, that a majority in interest of the participating holders of Registrable Securities may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but has not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b)If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the securities to be excluded shall be determined in the following order of priority: (i) first, persons not having any contractual or other right to include such securities in the registration statement, (ii) second, securities held by any other Persons (other than the holders of Registrable Securities) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) third, securities to be registered by the Company pursuant to such registration statement, (iv) fourth, Registrable Securities of holders who did not make the original request for registration and, if necessary, (v) fifth, Registrable Securities of holders who requested such registration pursuant to Section 2(a).  If there is a reduction of the number of Registrable Securities pursuant to clauses (iv) or (v), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

(c)With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the holders of a majority of the Registrable Securities to be sold in such offering, subject only to the consent of the Company, which consent shall not be unreasonably withheld.  The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

3.Form S-3.  An Investor or Investors holding Registrable Securities (excluding any Key Holder Registrable Securities) anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $1,000,000 shall have the right to request any number of registrations on Form S-3 (or any successor form) for the Registrable Securities held by such requesting holder or holders; provided, however, that the Company (i) is then eligible to use such Form S-3 (or successor form) and (ii) shall not be required to file more than two (2) such registration statements on Form S-3 (or any successor form) in any twelve (12) month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders.  The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration.  The Company shall use its reasonable best efforts to effect promptly the registration of all shares on Form S-3 (or any successor form) to the extent requested by such holders.  The Company shall use its reasonable best efforts to keep such registration statement effective until the earlier of ninety (90) days or until such holders have completed the distribution described in such registration statement.

4.Piggyback Registration.  If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so.  Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its reasonable best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; provided, further, that (a) in no event shall the amount of Registrable Securities of Selling Stockholders be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities; and (b) any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

5.Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:

(a)use its reasonable best efforts to diligently prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective for, except as specified in Section 3 above, a period of up to one hundred eighty (180) days or, if earlier, until completion of the proposed offering;

(b)use its reasonable best efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the selling Stockholder(s) have completed the distribution described in such registration statement, unless otherwise set forth herein, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)furnish to each selling Stockholder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling

Stockholder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling Stockholder;

(d)use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling Stockholder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling Stockholder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation or to file a general consent to service of process in any such states or jurisdictions wherein it is not already so qualified;

(e)within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the selling Stockholders copies of such documents proposed to be filed, having considered in good faith any comments to such documents from such counsel;

(f)immediately notify each selling Stockholder, such selling Stockholder’s counsel and any underwriter (and if requested by any such Person, confirm such notice in writing) of the happening of any event that makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h)if requested by the managing underwriter or underwriters (if any), any selling Stockholder, or such selling Stockholder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person reasonably and appropriately requests to be included therein and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i)make available to each selling Stockholder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and use its reasonable best efforts to facilitate the public offering of the securities;

(k)furnish to each prospective selling Stockholder a signed counterpart, addressed to the prospective selling Stockholder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(l)cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the Company shall determine);

(m)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than thirty (30) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(n)otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(o)during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

6.Expenses.  All expenses incurred by the Company or the selling Stockholders in effecting the registrations provided for in Sections 2, 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and disbursements of one counsel (the “Selling Stockholder Counsel”) for the selling Stockholders (selected by at least fifty percent (50%) in interest of Registrable Securities being registered and held by the selling Stockholders participating in such registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company; provided, however, that the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the selling Stockholders holding at least fifty percent (50%) in interest of the Registrable Securities requested to be registered pursuant to Section 2 (in which case, all such selling Stockholders shall bear such Registration Expenses pro rata based upon the number of Registrable Securities held by each such selling Stockholder that were to be included in the withdrawn registration), unless the selling Stockholders holding at least fifty percent (50%) in interest of the Registrable Securities requested to be registered pursuant to Section 2 forfeit their right to one registration pursuant to Section 2; provided that if, at the time of such withdrawal, the selling Stockholders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the selling Stockholders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the selling Stockholders shall not be required to pay any of such Registration Expenses and shall not forfeit their right to one registration pursuant to Section 2.  All Selling Expenses (as defined below) relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the selling Stockholders pro rata on the basis of the number of Registrable Securities registered on their behalf. “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any selling Stockholder, except for the fees and disbursements of the Selling Stockholder Counsel borne and paid by the Company as provided in this Section 6.

7.Indemnification.

(a)The Company shall indemnify and hold harmless each selling Stockholder (including its partners (including partners of partners and shareholders of such partners)), the directors, officers, employees and agents of each such selling Stockholder, legal counsel, accountants and investment advisers for each such selling Stockholder, any underwriter (as defined in the Securities Act) of an offering of Registrable Securities of such Stockholder, and each Person, if any, who controls (within the meaning of the Securities Act) such selling Stockholder or underwriter (each, a “Company Indemnified Person”) against any Damages, insofar as such Damages (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement of the Company under which securities held by such party were registered under the Securities Act, including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities or “blue sky” laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or “blue sky” laws.  Except as otherwise provided in Section 7(d), the Company shall reimburse each such Company Indemnified Person in connection with investigating or defending any claim or proceeding from which Damages may result.  Notwithstanding the foregoing, the Company shall not be liable to any Company Indemnified Person in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnified Person specifically for use therein.  The Company shall not be required to indemnify any Company Indemnified Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Company Indemnified Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Company Indemnified Person; and the provisions of this sentence shall survive any transfer of such securities by such selling Stockholder.

(b)Each selling Stockholder shall indemnify and hold harmless each other selling Stockholder of any securities, the Company, its directors and officers, any underwriter (as defined in the Securities Act), legal counsel and accountants for the Company, and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (each, a “Stockholder Indemnified Person”), against any Damages, insofar as such Damages (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement of the Company under which securities held by such party were registered under the Securities Act, including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission by such selling Stockholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of clauses (i) and (ii) of this sentence to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Stockholder specifically for use therein.  Such selling Stockholder shall reimburse any Stockholder Indemnified Person for any legal fees incurred in investigating or defending any claim or proceeding from which Damages may result.  Notwithstanding the foregoing, except in the case of fraud or willful misconduct by a selling Stockholder, in no event shall the liability of any selling Stockholder for indemnification under this Section 7 exceed the lesser of (i) that proportion of the total of such Damages equal to the proportion of the total Registrable Securities sold under such registration statement by such selling Stockholder compared to the total Registrable Securities sold under such registration statement by the Selling Stockholders, or (ii) the amount equal to the net proceeds from the offering received by such selling Stockholder.  No selling Stockholder shall be required to indemnify any Stockholder Indemnified Person against any Damages arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any Damages which arise out of the failure of any Stockholder Indemnified Person to deliver a prospectus as required by the Securities Act.

(c)Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling Stockholder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)In the event the Company, any selling Stockholder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such complaint, notice, claim or action.

(e)If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Damages, then each indemnifying party under this Section 7, in lieu of indemnifying such Indemnified Person under this Section 7, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling Stockholder(s) and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the selling Stockholder(s) and the underwriters in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the selling Stockholder(s) and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the selling Stockholder(s), and the underwriting discount received by the underwriters, in each case, as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities.  The relative fault of the Company, the selling Stockholder(s) and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Stockholder(s), or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.  Except in the case of fraud or willful misconduct by a selling Stockholder, in no event shall a selling Stockholder be required to contribute under this Section 7(e), when combined with the amounts paid or payable by such Stockholder pursuant to Section 7(b), in excess of the lesser of (i) that proportion of the total of such Damages equal to the proportion of the total Registrable Securities sold under such registration statement by such selling Stockholder compared to the total Registrable Securities sold under such registration statement by the Selling Stockholders, or (ii) the amount equal to the net proceeds from the offering received by such selling Stockholder.  No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)The amount paid by an indemnifying party or payable to an Indemnified Person as a result of any Damages referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim, payable as the same are incurred.  The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties.

(g)No indemnifying party, in the defense of any complaint, notice, claim or action, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed.  Notwithstanding anything to the contrary set forth herein, (i) the indemnity agreement contained in Section 7(a) shall not apply to amounts paid in settlement of any complaint, notice, claim or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld or delayed, and (ii) the indemnity agreement contained in Section 7(b) shall not apply to amounts paid in settlement of any complaint, notice, claim or action if such settlement is effected without the consent of the selling Stockholders, which consent will not be unreasonably withheld or delayed.

8.Compliance with Rule 144.  In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).  After the occurrence of the first underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act on Form S-l (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

9.Rule 144A Information.  The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Common Stock designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

10.Amendments and Waivers.  Subject to the last sentence of Section 12, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities issued or issuable upon conversion of Preferred Stock then outstanding, provided that any amendment that would materially and adversely affect any Stockholder in a disproportionate manner than any other Stockholder shall not be effective against such Stockholder without such Stockholder’s written consent with respect thereto.  For the purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of the rights hereof.

11.Postponement.  The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black-Out Period”). Upon notice of the existence of a Black-Out Period from the Company to any Stockholder or Stockholders with respect to any registration statement already effective, such Stockholder or Stockholders shall refrain from selling their Registrable Securities under such registration statement until such Black-Out Period has ended; provided, however, that the Company shall not have the right to impose a Black-Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black-Out Period exceed sixty (60) days.

12.Market Stand-Off.  Each Stockholder agrees, that if requested by the Company and an underwriter in connection with the initial public offering of the Company of Common Stock under the Securities Act on a registration statement on Form S-1(the “IPO”), not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any securities of the Company held by it immediately prior to the effectiveness of the registration statement relating to the IPO for such period, not to exceed one hundred eighty (180) days (plus any additional period of time as may be requested by the Company or such underwriter for the purpose of complying with FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) following the effective date of the registration statement for the IPO, as such underwriter shall specify reasonably and in good faith; provided, however, that all officers and directors of the Company and all 1% or greater stockholders of the Company enter into similar agreements; provided, further, however, that in the event the Company or such underwriter, as applicable, releases any securities of the Company from the restrictions set forth in this Section 12 or similar restrictions (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Stockholder as the percentage of Released Securities represent with respect to the securities held by the holder of such Released Securities. For purposes of clarity, the restrictions set forth herein shall not apply to shares acquired in the IPO or in the open market following the IPO.  Notwithstanding anything to the contrary contained herein, any amendment to this Section 12 that would adversely affect the holders of the Series B Preferred Stock or the Series B-1 Preferred Stock or the Series C Preferred Stock, as the case may be, shall require the written consent of (i) the holders of at least a majority of the Series B Preferred Stock and Series B-1 Preferred Stock then outstanding, in the case of an amendment that adversely affects the holders of the Series B Preferred Stock or the Series B-1 Preferred Stock and (ii) the holders of at least a majority of the Series C Preferred Stock then outstanding in the case of an amendment that adversely affects the holders of the Series C Preferred Stock.

13.Transferability of Registration Rights.  The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

14.Rights Which May Be Granted to Subsequent Stockholders.  Other than permitted transferees of Registrable Securities under Section 13, the Company shall not, without the prior written consent of holders of at least fifty percent (50%) in interest of the Registrable Securities then outstanding, (a) allow purchasers of the Company’s securities to become a party to this Agreement (except as permitted by Section 17(e) of this Agreement) or (b) grant any other registration rights, other than any incidental or so called piggyback registration rights to any third parties that are not inconsistent with the terms of this Agreement.

15.Termination of Registration Rights.  The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2, 3, or 4 of this Agreement shall terminate on the seventh (7th) anniversary of the Company’s initial public offering.

16.Damages.  The Company recognizes and agrees that each holder of Registrable Securities may not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, the holder of Registrable Securities or any other Person entitled to the benefits of this Agreement shall be entitled to seek specific performance of any and all provisions hereof or to seek injunctive relief against the Company from continuing to commit any such breach of this Agreement.

17.Miscellaneous.

(a)Notices.  All notices, requests, demands and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) one (1) business day after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery.  All notices, requests, demands and other communications provided for herein shall be given to the applicable party at the addresses indicated below:

To the Company:

Kala Pharmaceuticals, Inc.
100 Beaver Street
Suite 201
Waltham, MA 02453
Attention: Chief Executive Officer
Facsimile: 781-642-0399
Email: mark.iwicki@kalarx.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109

Attention: Lia Der Marderosian, Esq.
Facsimile: 617-526-5000
Email: Lia.DerMarderosian@wilmerhale.com

If to the Investors, only at their respective addresses as set forth on the signature pages or Schedule A attached hereto, with a copy to Proskauer Rose LLP, One International Place, Boston, Massachusetts 02110-2600, Attn: Ori Solomon, Esq., osolomon@proskauer.com, Facsimile: 617-526-9899, a copy to Greenberg Traurig, LLP, One International Place, Boston, Massachusetts 02110, Attn: Bradley A. Jacobson, Esq., jacobsonb@gtlaw.com, Facsimile: 617-279-8402, a copy to Morrison, Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, Attn: Paul “Chip” Lion III, PLion@mofo.com.

If to the Key Holder, at his address as set forth on Schedule B attached hereto.

If to any other holder of Registrable Securities:

At such Person’s address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this Section 17(a).

(b)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles thereof.

(c)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(e)Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering to the Company a Joinder Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Stockholders shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

(f)Entire Agreement.  This Agreement, including any schedules and exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.  For the avoidance of doubt, upon the effectiveness of this

Agreement, the Existing Registration Rights Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

KALA PHARMACEUTICALS, INC.

By:	/s/ Mark Iwicki
Name:	Mark Iwicki
Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS:

LUX VENTURES II, L.P.
By:	Lux Venture Partners II, L.P., its General Partner
By:	Lux Venture Associates II, LLC, its General Partner
By:	Lux Capital Management, LLC, its Sole Member

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Partner

LUX VENTURES II SIDECAR, L.P.
By:	Lux Venture Partners II, L.P., its General Partner
By:	Lux Venture Associates II, LLC, its General Partner
By:	Lux Capital Management, LLC, its Sole Member

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Partner

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

HOLLY SMITH-NORMAN 2007 TRUST, DATED NOVEMBER 24, 2007, AS AMENDED

By:	/s/ Burr R. Smith
Name:	Burr R. Smith
Title:	Trustee

2012 TRUST AGREEMENT OF VICTORIA SMITH TRAUSCHT, DATED SEPTEMBER 18, 2012

By:	/s/ Victoria Smith Trauscht
Name:	Victoria Smith Trauscht
Title:	Trustee

BRISCO-DAVIS GROUP, LLC

By:	/s/ Burr R. Smith
Name:	Burr R. Smith
Title:	Manager

DAVIS CLEARING HOUSE, LLC

By:	/s/ Burr R. Smith
Name:	Burr R. Smith
Title:	Manager

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

2011 TRUST AGREEMENT OF KAREN CHASE SMITH, DATED FEBRUARY 22, 2012

By:	/s/ Karen Chase Smith
Name:	Karen Chase Smith
Title:	Trustee

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

THIRD ROCK VENTURES, L.P.
By:	Third Rock Ventures GP, L.P., its General Partner
By:	TRV GP, LLC, its General Partner

By:	/s/ Kevin Gillis
Name:	Kevin Gillis
Title:	CFO

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

POLARIS VENTURE PARTNERS V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ William E. Bilodeau
Name:	William E. Bilodeau
Title:	Attorney-in-fact

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.
By:	Lighthouse Management Partners VI, L.L.C., its General Partner

By:	/s/ Christy Barnes
Name:	Christy Barnes
Title:	Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

CVF, LLC

By:	/s/ Richard H. Robb
Name:	Richard H. Robb
Title:	Manager

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

BENON GROUP LTD.

By:	/s/ Pierre Valla
Name:	Pierre Valla
Title:	Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

RA CAPITAL HEALTHCARE FUND, L.P.

BY:	RA CAPITAL MANAGEMENT, LLC
ITS:	GENERAL PARTNER

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Authorized Signatory

BLACKWELL PARTNERS LLC—SERIES A

By:	/s/ Justin B. Nixon
Name:	Justin B. Nixon
Title:	DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
Name:	Jannine M. Lail
Title:	Controller
DUMAC, Inc.
Authorized Agent

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

YSIOS BIOFUND I FCR
By:	Ysios Capital Partners SGEIC, SA, its General Partner

By:	/s/ Karen Wagner
Name:	Karen Wagner
Title:	General Partner

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

LONGITUDE VENTURE PARTNERS II, L.P.

By:	Longitude Capital Partners II, LLC

Its:	General Partner

By:	/s/ Juliet Tammenoms Bakker
Name:	Juliet Tammenoms Bakker
Title:	Managing Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

CDK ASSOCIATES, L.L.C.

By:	/s/ Karen Cross
Name:	Karen Cross
Title:	Treasurer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

SCOTT MORENSTEIN

By:	/s/ Scott Morenstein
Name:	Scott Morenstein

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

ORBIMED PRIVATE INVESTMENTS VI, LP

By:	OrbiMed Capital GP VI LLC
Its:	General Partner

	By:	OrbiMed Advisors LLC
	Its:	Managing Member

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

VIVO CAPITAL FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

By:	/s/ Chen Yu
Name:	Chen Yu
Title:	Managing Member

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

VIVO CAPITAL SURPLUS FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

By:	/s/ Chen Yu
Name:	Chen Yu
Title:	Managing Member

[Signature Page to Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

ALEXANDRIA EQUITIES, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, Inc., a Maryland corporation, its managing member

By:	/s/ Jennifer Banks
Name:	Jennifer Banks
Title:	EVP, General Counsel

[Signature Page to Third Amended and Restated Registration Rights Agreement]

KEY HOLDER:

/s/ Mark Iwicki
Mark Iwicki

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Schedule A

Investors

Lux Ventures II, L.P.

Lux Ventures II Sidecar, L.P.

c/o Lux Capital Management, LLC

295 Madison Avenue, 24th floor

New York, NY 10017

Attn: Robert Paull

Brisco-Davis Group, LLC

Davis Clearing House, LLC

2012 Trust Agreement of Victoria Smith Trauscht, dated September 18, 2012

Holly Smith-Norman 2007 Trust, dated November 24, 2007, as amended

2011 Trust Agreement of Karen Chase Smith, dated February 22, 2012

453 N. Lindbergh Blvd., 2nd Floor

St. Louis, MO 63141

Attn: Kate Smith

CVF, LLC

222 N. La Salle St.

Suite 2000

Chicago, IL 60601

Attn: Richard H. Robb

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Polaris Venture Partners

One Marina Park Drive, 10th Floor

Boston, MA 02210

Attn: Kevin Bitterman

Schedule A

Investors

Third Rock Ventures, L.P.

Third Rock Ventures

29 Newbury Street #301

Boston, MA 02116

Attn:  Robert I. Tepper, M.D.

William Wachtel

c/o Wachtel Missry LLP

One Dag Hammarskjold Plaza

885 Second Avenue

New York, NY 10017

Attn: William Wachtel

Larry Fritz

P.O. Box 676150

Rancho Santa Fe, CA 92067

Adam Kalish

Lux Capital Management

295 Madison Avenue, 24th Floor

New York, NY 10017

Attn: Adam Kalish

Lighthouse Capital Partners VI, L.P.

3555 Alameda de las Pulgas, Suite 200

Menlo Park, California 94025

Attn: Contracts Administration

Schedule A

Investors

Benon Group Ltd.

Address For Notice:

Benon Group Ltd.

c/o Nathaniel de Rothschild Holdings, Ltd.

152 West 57th Street

37th Floor

New York, NY 10019

With a copy to:

Ellen S. Brody

Roberts & Holland LLP

825 8th Avenue, 37th Fl

New York, NY 10019

Ysios BioFund I FCR

c/o Ysios Capital Partners SGEIC, SA

Travessera de Gracia 11, 8th Floor

08021 Barcelona, Spain

Attn:  Karen Wagner, General Partner

Alexandria Equities, LLC

385 E. Colorado Blvd., Suite 299

Pasadena, California 91101

Attn:                    Chief Financial Officer

RA Capital Healthcare Fund, L.P.

Blackwell Partners LLC — Series A

20 Park Plaza

Suite 1200

Boston, Massachusetts 02116

Attn: Nicholas McGrath

Schedule A

Investors

Hadley Harbor Master Investors (Cayman) L.P.

c/o Wellington Management Company LLP

Attention:  Legal and Compliance Department

280 Congress Street

Boston, Massachusetts 02210

Facsimile Number: 617-289-5699

Longitude Venture Partners II, L.P.

800 El Camino Real, Suite 220

Menlo Park, CA 94025

Attention: Greg Grunberg

Vivo Capital Fund VIII, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301

Attention: Chen Yu, Managing Partner

Vivo Capital Surplus Fund VIII, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301

Attention: Chen Yu, Managing Partner

OrbiMed Private Investments VI, LP

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 45th Floor

New York, NY 10022

Attn: Jonathan Silverstein

CDK Associates, L.L.C.

Attn: Heath Weisberg

CAM Capital

731 Alexander Road, Building 2

Princeton, NJ 08540

Scott Morenstein

635 West 42nd Street, Apt 45E

NY, NY 10036

Schedule B

Key Holder

Mark Iwicki

120 Dover Rd.

Wellesley, MA 02482

B-1

Exhibit I

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Third Amended and Restated Registration Rights Agreement, dated as of April 6, 2016 (as amended and/or restated from time to time, the “Agreement”), by and among Kala Pharmaceuticals, Inc., a Delaware corporation, and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement).

INVESTOR:
[•]

By:
Date:	Name:
Title:

Address For Notice:

[Address]
[Address]
Tel: [ ]
Email: [ ]

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Third Amended and Restated Registration Rights Agreement, dated April 6, 2016 (the “Registration Rights Agreement”), by and among the Company and the Stockholders (as defined therein) is entered into as of the 13th day of December, 2017 by and among Kala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the signatories hereto.  Capitalized terms not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company and the Requisite Holders (as defined below) desire to amend the Registration Rights Agreement as set forth herein; and

WHEREAS, the Registration Rights Agreement may be amended pursuant to Section 10 thereof only with the written consent of the (a) Company and (b) the holders of at least sixty-seven percent (67%) of the Registrable Securities issued or issuable upon conversion of Preferred Stock then outstanding (together, the “Requisite Holders”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.

Amendment of Section 1.  Section 1 of the Registration Rights Agreement is hereby amended by deleting the definition of “Registrable Securities” in its entirety and substituting in lieu thereof the following:

““Registrable Securities” shall mean (i) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock held, or hereafter acquired, by the Investors (the “Investor Registrable Securities”), (ii) Key Holder Registrable Securities and (iii) any other shares of Common Stock issued or issuable in respect of such Investor Registrable Securities or Key Holder Registrable Securities (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that any shares for which registration rights have terminated pursuant to Section 15 of this Agreement shall not be “Registrable Securities”.”

2.	Amendment of Section 15. Section 15 of the Registration Rights Agreement is hereby amended by deleting Section 15 in its entirety and substituting in lieu thereof the following:

““Termination of Registration Rights.” The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2, 3 or 4 of this Agreement shall terminate upon the earlier to occur of (a) the seventh (7th) anniversary of the Company’s IPO and (b) following the Company’s IPO, at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Stockholder’s shares without limitation during a three-month period without registration and without regard to the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1).”

3.

Effectiveness of Amendment.  Except as expressly amended hereby, all terms, conditions and provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with the Registration Rights Agreement.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

KALA PHARMACEUTICALS, INC.

By:	/s/ Mark Iwicki
Name:	Mark Iwicki
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS:

LUX VENTURES II, L.P.
By:	Lux Venture Partners II, L.P., its General Partner
By:	Lux Venture Associates II, LLC, its General Partner
By:	Lux Capital Management, LLC, its Sole Member

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Partner

LUX VENTURES II SIDECAR, L.P.
By:	Lux Venture Partners II, L.P., its General Partner
By:	Lux Venture Associates II, LLC, its General Partner
By:	Lux Capital Management, LLC, its Sole Member

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Partner

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

THIRD ROCK VENTURES, L.P.
By:	Third Rock Ventures GP, L.P., its General Partner
By:	TRV GP, LLC, its General Partner

By:	/s/ Kevin Gillis
Name:	Kevin Gillis
Title:	CFO

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

POLARIS VENTURE PARTNERS V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.
By:	Polaris Venture Management Co. V, L.L.C., its General Partner

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

CVF, LLC

By:	/s/ Richard H. Robb
Name:	Richard H. Robb
Title:	Manager

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

RA CAPITAL HEALTHCARE FUND, L.P.

BY:	RA CAPITAL MANAGEMENT, LLC
ITS:	GENERAL PARTNER

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Authorized Signatory

BLACKWELL PARTNERS LLC—SERIES A

By:	/s/Abayomi A. Adigun
Name:	Abayomi A. Adigun
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. Lall
Name:	Jannine M. Lall
Title:	Controller
DUMAC, Inc.
Authorized Agent

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]

INVESTORS (cont.):

LONGITUDE VENTURE PARTNERS II, L.P.

By:	Longitude Capital Partners II, LLC

Its:	General Partner

By:	/s/ Greg Grunberg
Name:	Greg Grunberg
Title:	Member

[Signature Page to Amendment No. 1 to
Third Amended and Restated Registration Rights Agreement]